Exhibit 3.35(a)

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DEC-12-2001 17:56 CT CORPORATION SYSTEM 214 754 0921 P.02/03

Prescribed by **J. Kenneth Blackwell**

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ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)
Profit Corporation

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST. The name of said corporation shall be: USP Austintown, Inc.

SECOND. The place in Ohio where its principal office is to be located is 45 North Canfield-Niles Road
Austintown, Mahoning County, Ohio
(city, village or township)

THIRD. The purpose(s) for which this corporation is formed is: (OPTIONAL)

FOURTH. The number of shares which the corporation is authorized to have outstanding is: 1,000
(Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)
1,000 shares Common Stock each having a par value of $0.01

☐ Please check box if additional provision are attached.

Provisions attached hereto are incorporated herein and made a part of these articles of incorporation.

IN WITNESS WHEREOF, we have hereunto subscribed our names, on December 10, 2001
(date)

Signature: ______________________, Incorporator
Name: Alex Bennett

Signature: ______________________, Incorporator
Name: ______________________

Signature: ______________________, Incorporator
Name: ______________________

Version: 7/1/01

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